EXHIBIT 4.1

Subscription Documents for

BC PARTNERS LENDING CORPORATION

(FOR U.S. AND NON-U.S. INVESTORS)

BC Partners Lending Corporation

DIRECTIONS FOR THE COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

Prospective investors must complete the Subscription Agreement (the “Subscription Agreement”), the Investor Questionnaire (the “Investor Questionnaire”) and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. Capitalized terms not defined herein are used as defined in the Confidential Private Placement Memorandum of BC Partners Lending Corporation. For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the shares of common stock of the Company (the “Shares”) are being purchased and that can make the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor.

1.	Subscription Agreement:

(a)	Each Investor should fill in the amount of the Capital Commitment (as defined herein) on the signature page to the Subscription Agreement.

(b)	Each Investor should print the name of the Investor, date and sign (and print name, capacity and title of signatory, if applicable) on the signature page to the Subscription Agreement and provide a copy of a passport or a driver’s license with photograph for each signatory.

(c)	Each U.S. Investor should complete the appropriate acknowledgment form (making any changes necessary to reflect the Investor’s particular circumstances) and have the form notarized.

2.	Investor Questionnaire:

(a)	Each Investor should fill in its name, investor type, address, tax identification, telephone and facsimile numbers, email address and wiring and distribution instructions in Section A.

(b)	Each Investor should check the appropriate box in Section B corresponding to the Investor’s U.S. or non-U.S. status and related tax information.

(c)	Each Investor should check the box or boxes in Section C that are next to the category or categories under which the Investor qualifies as an “accredited investor.”

(d)	Each Investor should provide the information requested and respond to the questions in Section D.

(e)	Each Investor should respond to the questions in Section E.

(f)	Each Investor should provide the information requested in the table in Section F.

(g)	Each Investor should print the Investor’s name, date and sign (and print name, capacity and title of signatory, if applicable) on the signature page to the Investor Questionnaire and provide a copy of a passport or a driver’s license with photograph for each signatory.

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3.	Tax Forms:

(a)	For U.S. Investors: Each U.S. Investor should fill in, sign and date a Form W-9 in accordance with the instructions to the Form. See Exhibit 1 to the Subscription Documents.

(b)	For Non-U.S. Investors: Each Non-U.S. Investor should fill in, sign and date the appropriate Form W-8 in accordance with the instructions to the Form and, in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, provide all applicable attachments or addendums as required by such instructions to claim such exemption or reduction. See Exhibit 1 to the Subscription Documents.

4.	Customer Identification Program – Documentation Requirements:

(a)	Formation:

Organized entities, including corporations, partnerships, limited liability companies, and trusts: provide a certificate of formation and formation agreement.

(b)	Identification:

Corporations, partnerships, limited liability companies, and trusts: provide a current (i.e. non-expired) copy of government issued photo identification of natural persons who ultimately, directly or indirectly, benefit from 10% or more of the proceeds of the entity or hold 10% or more of the control rights.

5.	Evidence of Authorization:

Each Investor must provide satisfactory evidence of authorization, such as a list of authorized agents, and a current copy of a government issued photo identification for the individual(s) authorized to sign the Subscription Documents.

(a)	For Individuals:

Individuals should provide a copy of a passport or a driver’s license with photograph and their country of citizenship. If an individual Investor is using a third party to act on his/her behalf, a copy of the driver’s license or passport of that third party should also be provided. If the copy of the passport or driver’s license of the Investor or third party does not contain the individual’s current address, an additional government issued identification document certifying the individual’s name and current address is required.

(b)	For Corporations:

Generally, Investors which are corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents. Corporations must also provide a copy of the certificate of incorporation, or other information identifying the place of incorporation.

BC Partners Lending Corporation

(c)	For Partnerships:

Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners (empowered to sign the Subscription Documents and resolutions authorizing the subscriptions).

(d)	For Limited Liability Companies:

Limited liability companies must submit a copy of their operating agreement identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents and resolutions authorizing the subscription. Limited liability companies must also provide a copy of the certificate of formation, or other information identifying the place of formation or incorporation.

(e)	For Trusts:

Trusts must submit a copy of the trust agreement and resolutions authorizing the subscription.

(f)	For Employee Benefit Plans:

Employee benefit plans must submit a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

(g)	For Governmental Plans:

Governmental plans must submit a certificate or similar documentation of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

Investors may be requested to furnish other or additional documentation evidencing the authority to invest in the Company. The Company may waive any of the foregoing in its sole discretion.

6.	Source of Funds

Each Investor must submit a record of the source of the funds with which the Investor is purchasing Shares of the Company. Examples of an acceptable record of source of funds may include: (i) the first page of the Investor’s bank statement or (ii) an email certification from the Investor indicating (x) the nature of an Investor’s business and (y) the source of the Investor’s funds. Each individual listed in the table in Section F of the Investor Questionnaire must also submit a record of source of funds.

Investors may be requested to furnish other or additional documentation evidencing the source of funds used to invest in the Company.

BC Partners Lending Corporation

7.	Delivery of Subscription Documents:

Two (2) original completed and signed copies of the Subscription Agreement together with the required Customer Identification Program documentation, the required evidence of authorization, the completed and signed Investor Questionnaire (together with completed and signed exhibits and appendices) and a completed and signed Form W-8 or Form W-9, as applicable, should be delivered to the Company at the following address:

BC Partners Lending Corporation

c/o Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

Attn: [                    ]

In addition, please send a PDF copy of the completed and signed agreements and documentation noted above by electronic mail to [                    ] as soon as possible.

Inquiries regarding subscription procedures should be directed to [                    ] or [                    ], of Simpson Thacher & Bartlett LLP. If the Investor Questionnaire indicates that any Investor’s response to a question requires further information, such Investor should contact [                    ] at Simpson Thacher & Bartlett LLP as soon as possible.

If the Investor’s subscription is accepted by the Company (in whole or in part), a fully executed set of the Subscription Documents will be returned to the Investor.

BC Partners Lending Corporation

*        *        *

SUBSCRIPTION AGREEMENT

BC Partners Lending Corporation

c/o [                    ]

650 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned (the “Investor”) hereby subscribes for and agrees to acquire shares of common stock, par value $0.001 per share (“Shares”) of BC Partners Lending Corporation, a Maryland corporation (“BCPL,” the “Company,” “we,” “our” or “us”) with an aggregate capital commitment (“Capital Commitment”) as set forth on the signature page to this Subscription Agreement (the “Subscription Agreement”). The Investor acknowledges that this application to subscribe for Shares is irrevocable on behalf of the Investor, is conditioned upon acceptance by or on behalf of the Company and may be accepted or rejected (in whole or in part) by the Company in its sole discretion. The Investor has read, acknowledges and is aware of all the terms and provisions of the Company’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented from time to time (the “Memorandum”), the Company’s Articles of Amendment and Restatement attached hereto as Appendix [    ], as amended from time to time (the “Charter”), the Company’s Bylaws attached hereto as Appendix [    ], as amended from time to time (the “Bylaws”), the Investment Advisory Agreement between the Company and BC Partners Advisors L.P., our investment adviser (the “Adviser”) attached hereto as Appendix [    ], as amended from time to time (the “Advisory Agreement”), the Administration Agreement between the Company and BC Partners Management LLC, our administrator (the “Administrator”) attached hereto as Appendix [    ], as amended from time to time (the “Administration Agreement,” and together with the Memorandum, the Charter, the Bylaws and the Advisory Agreement, the “Operative Documents”). U.S. Bancorp Fund Services, LLC (in such capacity, the “Transfer Agent”) will act as transfer agent for the Shares unless and until, the Company or the Transfer Agent decides to terminate the agreement between the parties. The Administrator has entered into a Sub-Administration Agreement with U.S. BanCorp Fund Services, LLC (in such capacity, the “Sub-Administrator”), pursuant to which the Sub-Administrator will provide certain sub-administration services. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements”) with other investors (the “Other Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sale of Shares to the undersigned and the Other Investors are separate sales. Capitalized terms not defined herein are used as defined in the Memorandum.

(b) The Investor agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. All purchases of the Company’s Shares will generally be made pro rata in accordance with remaining Capital Commitments of all investors, at a per-share price equal to the net asset

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value per share of the Company’s common stock as of the close of the last quarter preceding the drawdown date, subject to adjustment in certain circumstances. In the event the Investor’s Subscription Agreement is executed prior to effectiveness of the Company’s Form 10 Registration Statement (as defined below) such Capital Commitment shall constitute a binding commitment upon effectiveness of the Form 10 Registration Statement.

2. Drawdowns.

(a) Subject to Section 2(e), the Investor agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as requested by the Company under the terms and subject to the conditions set forth herein. Investor shall be required to fund a capital contribution to purchase Shares (a “Drawdown Purchase”) each time the Company delivers a drawdown request (the “Drawdown Request”) to the Investor. The initial closing (the “Initial Closing”) of the Private Offering will occur as soon as practicable but the Adviser may set the date of the Initial Closing in its sole discretion.

(b) Drawdown Requests shall be delivered at least ten (10) calendar days prior to the date on which payment will be due (each, a “Drawdown Date”) and shall set forth the amount, in U.S. dollars, of the aggregate purchase price (the “Drawdown Purchase Price”) to be paid by the Investor to purchase Shares on such Drawdown Date. Each purchase of Shares pursuant to a Drawdown Request will be made at a per Share price equal to the net asset value per share of the Shares as of the close of the last quarter preceding the Drawdown Date, subject to adjustment in certain circumstances. Any adjustments to the per Share purchase price would take into account a determination of changes to net asset value within 48 hours of the sale to assure compliance with Section 23(b) of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”). Investor acknowledges and agrees that the Company intends to request contributions from all Investors pro rata in accordance with the remaining Capital Commitments of all investors; provided that in the event that an investor fails to pay all or any portion of the purchase price due from such investor on any Drawdown Date (such amount, together with the full amount of such investor’s remaining Capital Commitment, a “Defaulted Commitment”), the Company shall retain the right to require Investor to fund a Drawdown Purchase Price that is more than its pro rata share in order to fulfill obligations with respect to any Defaulted Commitment. In no event shall Investor be required to invest more than the total amount of its Capital Commitment.

(c) Each Drawdown Purchase Price shall be payable, in U.S. dollars and in immediately available funds per the wire transfer instructions set forth in the related Drawdown Request. In addition to the wire transfer instructions, each Drawdown Request shall set forth (i) the Drawdown Date, (ii) the aggregate amount of capital that is being drawn down from all Investors and (iii) the Investor’s share of capital drawn. The delivery of a Drawdown Request to the Investor shall be the sole and exclusive condition to the Investor’s irrevocable and unconditional obligation to pay such Drawdown Purchase Price in the amount set forth therein, without any right of offset, reduction, counterclaim or defense.

(d) The commitment period (the “Commitment Period”) will continue until the five year anniversary of the Initial Closing of the Private Offering; provided, however, that the Commitment Period for any Investor that makes its initial Capital Commitment after the two year anniversary of the Initial Closing will extend until the three year anniversary of such stockholder’s initial Capital Commitment.

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(e) At the earlier of (i) an Exchange Listing (defined below) and (ii) the end of the Commitment Period, Investors will be released from any further obligation to fund drawdowns and purchase additional Shares (other than any Defaulted Commitment), except to the extent necessary to pay amounts due under Drawdown Requests that the Company may thereafter issue: (i) to pay, and/or establish reserves for, actual or anticipated Company expenses, including management and incentive fees, any amounts that may become due under any borrowings or other financings or similar obligations and any other liabilities, contingent or otherwise, whether incurred before or after the end of the Investment Period, (ii) to fulfill investment commitments made or approved by the Adviser prior to the expiration of the Investment Period, (iii) to engage in hedging transactions, (iv) to fund follow-on investments made in existing portfolio companies (including transactions to hedge interest rate risks relating to such additional investment), (v) to fund obligations under any Company guarantee or indemnity made during the Investment Period, (vi) fulfill obligations with respect to any Defaulted Commitment or (vii) as necessary for the Company to comply with applicable laws and regulations, including the Investment Company Act and the U.S. Internal Revenue Code of 1986, as amended (the “Code”). An “Exchange Listing” shall mean the listing of the Shares on a national securities exchange.

(f) Notwithstanding anything to the contrary contained in this Subscription Agreement, under the Charter, the Company will have the power to take certain actions to avoid having (i) the assets of the Company characterized as “plan assets,” for purposes of the fiduciary responsibility or prohibited transaction provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or Other Plan Laws (as defined below) including, without limitation, the right to cause an Investor that is a “benefit plan investor” (within the meaning of Section 3(42) of ERISA) to withdraw from the Company in whole or in part and (ii) the Company, the Adviser and BC Partners being considered a fiduciary of any Investor for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law. While the Company does not expect that it will need to exercise such power, the Company cannot give any assurance that such power will not be exercised.

3. Remedies Upon Investor Capital Drawdown Default. In the event of a Defaulted Commitment that remains uncured for a period of ten (10) business days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a) The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date or otherwise participating in any future investments in the Company;

(b) Fifty percent (50%) of the Shares then held by the Defaulting Investor shall be automatically transferred on the books of the Company, without any further action being required on the part of the Company or the Defaulting Investor, to the Other Investors (other than any defaulting Other Investor), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 3(b) in the event that such Transfer (as defined in Section 4(g)) would (x) violate the Securities Act of 1933, as amended (the “Securities Act”), Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 8(d)), (y) constitute a non-exempt

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“prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Investor from receiving a partial allocation of its pro rata portion of Shares); provided, further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 3(b) is intended to operate as a liquidated damage provision, since the damage to the Company and Other Investors resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Investor agrees to this Transfer (as defined in Section 4(g)) and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Investor’s obligation of the type described; and

(c) The Company may pursue any other remedies against the Defaulting Investor available to the Company, subject to applicable law. The Investor agrees that this Section 3 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 3 against the Company or any other investor in the Company.

4. Representations and Warranties of the Investor. To induce the Company to accept this subscription, the Investor represents and warrants as follows:

(a) The Investor, prior to its admission, has been furnished and has carefully read this Subscription Agreement and each Operative Document, in each case as amended, restated and/or supplemented through the date of the Investor’s subscription for Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of a Share, including the matters set forth under the caption “Risk Factors and Potential Conflicts of Interest” in the Memorandum.

(b) If the Investor is a natural person, the Investor has carefully read, and acknowledges and consents to, the data protection notice, attached as Annex 1 hereto.

(c) The Shares to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.

(d) If the Investor is a natural person, the Investor has carefully read the Adviser’s privacy notice attached hereto as Appendix [    ].

(e) If the Investor is not a U.S. Person (a “Non-U.S. Investor”), except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Shares were made to or by the Non-U.S. Investor while the Non-U.S. Investor was outside the United States, and at the time that the Non-U.S. Investor’s order to buy the Shares was originated the Non-U.S. Investor was outside the United States.

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(f) The Investor understands that the Company (i) intends to file an election to be treated as a business development company under the Investment Company Act and (ii) intends to file an election to be treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed a registration statement on Form 10 (the “Form 10 Registration Statement”) for its common stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 10 Registration Statement is not the offering document pursuant to which the Company is conducting this offering and may not include all information regarding the Company contained in the Memorandum; accordingly, Investors should rely exclusively on information contained in the Operative Documents in making their investment decisions.

(g) The Investor understands that the offering and sale of the Shares are intended to be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, Regulation D and Regulation S promulgated thereunder, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Investor understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor.

(h) The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the Securities Act.

(i) The Investor understands that the Shares have not been registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other jurisdiction, nor is such registration contemplated. The Investor understands and agrees further that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and any other applicable securities laws or an exemption from registration under the Securities Act and these laws covering the sale of the Shares is available. Even if such an exemption is available, the assignability and transferability of the Shares will be governed by this Subscription Agreement and the Operative Documents which impose substantial restrictions on transfer. The Investor understands that legends stating that the Shares have not been registered under the Securities Act and any other applicable

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securities laws and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on all documents evidencing the Shares. Further, the Investor represents and warrants that there are no governmental orders, permissions, consents, approvals or authorizations that are required to be obtained and/or observed, and no registrations or other filings (other than a notice of exempt offering on Form D under the Securities Act or other similar filings under any applicable U.S. state “blue sky” law) are required to be made (in each case whether regarding registration as a lobbyist, investment advisor and/or other status or category, or otherwise (including restrictions on gifts, political contributions or other activities) for the Company, the Adviser or their respective affiliates or employees) in connection with the purchase of the Shares by the Investor.

(j) The Investor acknowledges that (i) there is no established market for the Shares and it is likely that no public market for the Shares will develop, (ii) the Shares are not currently, and the Investor has no rights to require the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be transferred unless subsequently registered or unless an exemption from such registration is available, and (iii) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company. The Investor’s overall investment in the Company and other investments that are not readily marketable is not disproportionate to the Investor’s net worth and the Investor has no need for immediate liquidity in the Investor’s investment in the Shares.

(k) To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Company, the offering of Shares or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.

(l) Other than as set forth herein, in the Memorandum or in the Operative Documents, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Company, the Adviser or any agent of either of them in determining to invest in the Company and the Investor understands the Memorandum is not intended to convey financial, tax, legal or accounting advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisors as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor.

(m) If the Investor is not a natural person, (i) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (ii) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (iii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute

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and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares does not violate or represent a breach of, or constitute a default under, any instrument governing the Investor, any law, regulation, order or policy, or any agreement to which the Investor is a party or by which the Investor is bound. This Subscription Agreement has been duly executed by the Investor and constitutes a valid and legally binding agreement of the Investor, enforceable against it in accordance with the terms thereof (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing).

(n) If the Investor is, or is acting (directly or indirectly) on behalf of, a “Plan1” which is subject to Title I of ERISA, Section 4975 of the Code, or any provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Other Plan Laws”):

(1) (i) neither the Company, BC Partners LLP (“BC Partners”), the Adviser nor any of their respective affiliates (the “Relevant Parties”) has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the Plan’s decision to purchase or hold any Shares and none of the Relevant Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to purchase, continue to hold, transfer, withdraw, vote or provide any consent with respect to any Shares and

(ii) the decision to invest in the Company has been made, and the performance of the Plan’s obligations under (and the exercise of the Plan’s rights in connection with) the Shares, including under this Subscription Agreement, will continue to be made, at the recommendation or direction of an independent fiduciary (an “Independent Fiduciary”) (which, with respect to a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) shall be within the meaning of 29 C.F.R. Section 2510.3-21(c), as amended from time to time) who is:

(a) independent of the Relevant Parties;

[1]	The term “Plan” is defined to include (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or other arrangement is subject to Section 4975 of the Code, (iii) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general account assets if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, and (v) an entity that is deemed to hold the assets of any of the foregoing types of plans, accounts, funds, programs or arrangements, pursuant to ERISA or otherwise.

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(b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in the Operative Documents (which, with respect to an ERISA Plan, shall be within the meaning of 29 C.F.R. Section 2510.3-21(c)(1), as amended from time to time);

(c) a fiduciary (under ERISA and/or Section 4975 of the Code, with respect to an ERISA Plan or under applicable Other Plan Laws with respect to other Plan Investors) with respect to the Plan’s investment in the Company and is responsible for exercising independent judgment in evaluating the Plan’s investment in the Company;

(d) aware of and acknowledges that (I) none of the Relevant Parties are undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s investment in the Company, (II) the Relevant Parties have a financial interest in the Plan’s investment in the Company on account of the fees and other compensation they expect to receive from the Company and their other relationships with the Company, as contemplated in the Operative Documents and (III) any such fees and other compensation received by a Relevant Party in connection with the transactions contemplated in the Operative Documents, do not constitute fees or other compensation rendered for the provision of investment advice to the Plan; and

(e) with respect to an ERISA Plan either: (A) a bank as defined in Section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a Plan Investor; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) an independent fiduciary (other than the beneficiary or a relative of the beneficiary of the Plan) that holds or has under management or control total assets of at least $50,000,000.

(2) the Independent Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, as applicable, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Company, and has concluded that such investment is prudent;

(3) the Plan’s decision to invest in the Company and the acquisition of Shares of the Company contemplated thereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Other Plan Laws;

(4) if the Investor is (directly or indirectly) investing the assets of a Plan which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to Other Plan Laws, the Plan Investor represents and warrants that the Company’s assets will not

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BC Partners Lending Corporation

constitute the assets of such Plan Investor under the provisions of such Other Plan Laws thereby subjecting the Company and the Adviser (or other persons responsible for the operation of the Company and/or investment of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

The representations and warranties set forth in this paragraph 4(n) shall be deemed repeated and reaffirmed on each day the Investor holds any Shares. If at any time prior to the winding up and dissolution of the Company the representations and warranties set forth in this paragraph shall cease to be true, the Investor shall promptly notify the Company in writing.

(o) The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising. If the Investor is a U.S. person, the Investor was offered the Shares in the jurisdiction listed in the Investor’s permanent address set forth in the Investor Questionnaire attached hereto or previously provided to the Company (the “Investor Questionnaire”) and, to the extent any state securities laws govern the Investor’s subscription (in addition to applicable U.S. federal securities laws), the securities laws of such jurisdiction shall govern. If the Investor is a non-U.S. person, the Investor (i) intends that the U.S. federal securities laws govern the Investor’s subscription and (ii) represents that it has obtained professional advice and/or otherwise satisfied itself that there are no non-U.S. governmental orders, permissions, consents, approvals or authorizations that are required to be obtained, and no registrations or other filings thereunder that are required to be made, in connection with or relating to the purchase of a Share by the Investor.

(p) The Investor will promptly provide, at any times requested by the Company, the Adviser, the Administrator, the Sub-Administrator and/or the Transfer Agent, any information (or verification thereof) necessary for the Company to comply with any intergovernmental agreement entered into in connection with Sections 1471 through 1474 of the Code and any U.S. Department of Treasury Regulations (“Treasury Regulations”), forms, instructions or other guidance issued pursuant thereto or (y) any laws or other requirements enacted by any jurisdiction to implement any such intergovernmental agreement or other such regime (such agreements, regimes, laws or other requirements in clauses (i) and (ii) individually an “International Tax Reporting Regime” and, collectively, “International Tax Reporting Regimes”). The Investor agrees to waive any provision of foreign law that would, absent a waiver, prevent compliance with such requests and acknowledges that, if the Investor fails to provide such waiver, the Company may prohibit additional investments, decline or delay any repurchase requests by the Investor and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses and liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation. In addition, the Investor acknowledges that if it fails to supply such information on a timely basis, it may be subject to a 30% U.S. withholding tax imposed on (i) dividends and certain other income; and (ii) gross proceeds from the sale or other disposition of its Shares.

(q) The Investor will promptly notify the Company and the Sub-Administrator in writing if (i) the Internal Revenue Service terminates any agreement entered into with the Investor under Section 1471(b) of the Code, or (ii) any information provided to the Company and/or the Sub-Administrator pursuant to paragraph 2(n) above changes.

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BC Partners Lending Corporation

(r) (i) Neither the Investor, nor any of its affiliates or beneficial owners, (A) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), nor are they otherwise a party with which the Company is prohibited to deal under the laws of the United States, or (B) is a Person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that: (i) if the Investor is a natural person, the Investor is not a person who is or has been entrusted with prominent public functions, such as a Head of State or of government, a senior politician, a senior government, judicial or military official, a senior executive of a state-owned corporation or an important political party official, or a close family member or close associate of any such person; (ii) the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country that (A) is under a U.S. embargo enforced by OFAC, (B) has been designated a “Non-Cooperative Country or Territory” by the Financial Action Task Force on Money Laundering, or (C) has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern”; (iii) the Investor (A) has conducted thorough due diligence with respect to all of its beneficial owners, (B) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (C) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire the Shares before, and from time to time after, acceptance by the Company of this Subscription Agreement. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (A) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, (other than the lawfully confiscated proceeds of criminal activity) and (B) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities. The Investor agrees and acknowledges that, among other remedial measures, (i) the Company may be obligated to “freeze the account” of such Investor, either by prohibiting additional investments by the Investor and/or segregating assets of the Investor in compliance with governmental regulations and/or if the Company determines in its good faith that such action is in the best interests of the Company; and (ii) the Company may be required to report such action or confidential information relating to the Investor (including, without limitation, disclosing the Investor’s identity) to the regulatory authorities. The Investor represents that in the event that it is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in the Shares, such Non-U.S. Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities; (ii) employs one or more individuals on a full-time basis; (iii) maintains operating records related to its banking activities; (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities; and (v) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

(ii) The Investor will provide to the Company, the Adviser and the Sub-Administrator at any time such information as the Company, the Adviser and/or the Sub-Administrator determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of the Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. The Investor acknowledges and agrees

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BC Partners Lending Corporation

that Shares of the Company may not be issued until such time as the Company and, if applicable, certain service providers of the Company have received and are satisfied with all of the information and documentation requested to verify the Investor’s identity for purposes of complying with anti-money laundering laws, rules and regulations of any applicable jurisdiction. The Investor further acknowledges and agrees that it may be prohibited from receiving any payment or distribution, and the Adviser (on behalf of certain service providers of the Company) reserves the right to refuse to make any payment or distribution to the Investor until such time as the Adviser and, if applicable, certain service providers of the Company have received and are satisfied with all of the information and documentation requested to verify the Investor’s identity for purposes of complying with anti-money laundering laws, rules and regulations of any applicable jurisdiction.

(iii) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account or a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time

(iv) The representations and warranties set forth in this paragraph 2(r) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a Drawdown Purchase, or receives a distribution from the Company. If at any time during the term of the Company, the representations and warranties set forth in this paragraph 2(q) cease to be true, the Investor shall promptly so notify the Company in writing.

(v) The Investor has conducted appropriate due diligence of any beneficial owner who is (i) a Senior Foreign Political Figure (“SFPF”), (ii) an immediate family member of a SFPF, (iii) a person who is widely known (or is actually knowns by the Investor) to maintain a close personal relationship with any such individual or (iv) a corporation, business or other entity that has been formed by or for the benefit of such individual.

(s) The Investor acknowledges that the Company (x) has the right, at its option, to borrow money from any Person, to make guarantees or provide other credit support to any Person to or incur any other obligation, including on a joint, several, joint and several or cross-collateralized basis, for any proper purpose relating to the activities of the Company, and to pledge the assets of the Company (including investments and the right to issue Drawdown Requests and the Company’s other related rights, titles, interests, remedies, powers, and privileges with respect to the Capital Commitments and Drawdown Purchases to secure any such obligations, and (y) intends to enter into one or more revolving credit facilities with one or more lenders or to incur indebtedness in lieu of or in advance of the Initial Closing. Investor hereby (A) acknowledges and confirms, for the benefit of one or more lenders or other persons extending credit as contemplated by this Section 4(s) (i) that Investor’s Subscription Agreement constitutes Investor’s legal, valid and binding obligation, enforceable against Investor in accordance with its terms, (ii) that any Lender may be relying (in whole or in part) on the funding by Investor of its Drawdown Purchases as its primary source of repayment, and (iii) Investor’s obligations pursuant to this Subscription Agreement to make Drawdown Purchases to an account of the Company, which amounts shall not satisfy such Investor’s obligation to fund Capital Commitments until paid into such account and

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BC Partners Lending Corporation

which are called by the Company or by such lenders (in accordance with the agreements between such Lenders and the Company), to pay the outstanding obligations of the Company and/or such other entities to such lenders without defense, counterclaim or offset of any kind, including Section 365 of Title 11 of the U.S. Code; provided, (1) any such agreement to make Drawdown Purchases without defense, counterclaim or offset of any kind shall not be effective with respect to any Plan unless such agreement shall not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (2) in no event shall Investor be obligated to make Drawdown Purchases in excess of its total Capital Commitment, and (3) such pledge and/or acknowledgement and agreement to make Drawdown Purchases shall not result in the loss of Investor’s limited liability status under this Subscription Agreement or act as a waiver by Investor of its right to assert independently any claim that it may have against the Company under this Subscription Agreement and (B) shall provide the Company with such financial and other information and documentation as the Company deems reasonably necessary in connection with financing for the Company. The provisions of this Subscription Agreement relating to contributions of capital to the Company and all related rights, titles, interests, remedies, powers and privileges of the Company with respect thereto are for the benefit of the Company and each lender that provides financing in accordance herewith. All rights granted to any such lender pursuant to Section 4(s) shall apply to such lender’s agents, successors and permitted assigns.

(t) The Investor will not transfer or deliver any interest in the Shares except in accordance with the restrictions set forth in this Subscription Agreement and the Operative Documents.

(u) By signing this Subscription Agreement each grantor of a subscribing revocable trust (the “Subscribing Trust”) hereby acknowledges that as of the date of this Subscription Agreement, such grantor has reviewed all information pertaining to such grantor provided by such grantor of the Subscribing Trust to the Company in connection with the Subscribing Trust’s subscription for the Shares hereunder, and such grantor hereby certifies that such information, including without limitation, information contained herein and information incorporated herein by reference, is true, correct and complete as of the date hereof and may be relied upon by the Company and the Adviser in determining the Subscribing Trust’s and such grantor’s suitability as an investor in the Company. Each grantor of the Subscribing Trust hereby agrees that each covenant and agreement of the Subscribing Trust contained herein, is binding upon such grantor and enforceable against such grantor as if made directly by such grantor to the Company and the Adviser.

(v) The Investor understands and agrees that the Company, the Adviser, the Administrator, the Sub-Administrator and the Transfer Agent may present this Subscription Agreement and the information provided in answers to it to such parties (e.g., affiliates, attorneys, auditors, banks, lenders, broker and regulators) as it deems necessary or advisable to facilitate the acceptance and management of the Investor’s Drawdown Purchases and the operation of the Company, including, but not limited to, in connection with anti-money laundering and similar laws, if called upon to establish the availability under any applicable law of an exemption from registration of the Shares, the compliance with applicable law and any relevant exemptions thereto by the Company, the Adviser or their affiliates, or if the contents thereof are relevant to any issue in any action, suit or proceeding to which the Company, the Adviser or their affiliates are a party or by which they are or may be bound or if the information is required to facilitate the Company’s investments. The Company, the Adviser and the Administrator may also release information about the Investor if directed to do so by the Investor, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.

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BC Partners Lending Corporation

(w) The Investor further acknowledges and agrees that as more fully described in the Memorandum, the Company may from time to time participate in Investments in or relating to portfolio entities of certain other investment vehicles, funds and/or accounts affiliated with BC Partners (including, for the avoidance of doubt, with respect to Investments representing follow-on investments relating to such portfolio entities and/or Investments in portfolio entities in which Other BC Partners Vehicles have other interests). The Investor, by executing and delivering this Subscription Agreement, hereby (i) acknowledges and consents to any such transactions and the Company’s participation therein for all purposes as described in the Memorandum and under applicable law and/or regulation (including, without limitation, the Advisers Act) and (ii) authorizes and empowers the Adviser, on behalf of the Company, to take such further actions and prepare, execute and deliver such other instruments, documents and/or agreements as the Adviser determines in good faith are necessary or appropriate in connection with the foregoing.

(x) The Investor represents and warrants that neither the Investor nor any person who through the Investor’s Shares (including anyone who has investment discretion on the Investor’s behalf) beneficially owns the Shares has been subject to any “disqualifying event” (as defined in Rule 506(d)(1) under the Securities Act) at any time on or prior to the Investor’s investment in the Company. The representations and warranties set forth in this paragraph 2(t) shall be deemed repeated and reaffirmed by the Investor to the Company as of each subsequent closing of the Company. Furthermore, the Investor agrees to provide the Company with (1) prompt written notice of the occurrence of any event specified above with respect to the Investor or any such beneficial owner and (2) any information, documentation or certifications (including, if requested, a “bad actor” disqualification questionnaire) required by the Company, in its sole discretion, to permit the Company to comply with its obligations pursuant to Rule 506(d) under the Securities Act.

5. Representations and Warranties of the Company. To induce the Investor to accept this subscription, the Company represents as follows:

(a) The Company is empowered, authorized and qualified to enter into this Subscription Agreement, the Advisory Agreement and the Administration Agreement, and each of the persons signing this Subscription Agreement, the Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so.

(b) The execution and delivery of this Subscription Agreement, the Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.

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BC Partners Lending Corporation

(c) The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Subscription Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Subscription Agreement or the Advisory Agreement.

(d) There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Subscription Agreement, the Advisory Agreement and the Administration Agreement.

(e) The Shares to be issued and sold by the Company to the Investor hereunder have been duly authorized and, when issued and delivered to the Investor against payment therefore as provided in this Subscription Agreement, will be validly issued, fully paid and non-assessable.

6. Further Advice and Assurances. All information that the Investor has provided to the Company, the Adviser, the Sub-Administrator and the Transfer Agent, including the information in this Subscription Agreement and in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Company, the Adviser, the Sub-Administrator and the Transfer Agent promptly if any representation, warranty or information contained in this Subscription Agreement, including the Investor Questionnaire, becomes untrue or incomplete at any time. The Investor agrees to provide such information and execute and deliver such documents regarding itself and its beneficial owners as the Company, the Adviser, the Sub-Administrator and/or the Transfer Agent may reasonably request from time to time to verify the accuracy of the Investor’s representations and warranties herein, establish the identity of the Investor and the direct and indirect participants in its investment in the Shares, or to comply with any law, rule or regulation to which the Company, the Adviser, or the Administrator may be subject, including compliance with anti-money laundering laws and regulations. With respect to the obligations of any Investor that is a corporate pension plan or governmental entity (including pension plans or systems) to provide any financial or other information to the Company, the Adviser, the Sub-Administrator and/or the Transfer Agent or any third parties (including any lender or other source of financing to the Company) in connection with the Investor’s investment in the Company pursuant this Subscription Agreement (including the Investor Questionnaire) or any other document in connection with the Investor’s investment in the Company, the Company shall not require the Investor to deliver such information in respect of its pensioners or other ultimate beneficial owners.

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BC Partners Lending Corporation

7. Power of Attorney. The Investor by executing this Subscription Agreement as security for its obligations hereunder hereby irrevocably appoints the Company, with full power of substitution, as the Investor’s true and lawful representative and attorney in fact, and agent of the Investor, to execute, acknowledge, verify, swear to, deliver, record and file, in the Investor’s name, place and stead:

(a) Any and all filings required to be made by the Investor under the Exchange Act with respect to the Company’s securities which may be deemed to be beneficially owned by the Investor under the Exchange Act;

(b) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;

(c) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation;

(d) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company; and

(e) any amendment or modification to any of the foregoing and all other certificates, instruments and documents which said attorney-in-fact determines in its discretion are necessary or desirable to effectuate the provisions of this Subscription Agreement or any other Subscription Agreements and the purposes of the Company.

With respect to the Investor and the Company, the foregoing power of attorney, (i) is coupled with an interest and shall be irrevocable, (ii) may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them, (iii) shall survive the assignment by the Investor of the whole or any fraction of its Shares, (iv) shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 2(e), and (v) may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.

8. Indemnity. The Investor understands that the information provided herein (including in the Investor Questionnaire) will be relied upon by the Company and the Adviser for the purpose of determining the eligibility of the Investor to purchase Shares of the Company. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares of the Company. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their respective affiliates (each an “Indemnified Person” and together, the “Indemnified Persons”) thereof from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire attached hereto) or in any other document provided by the Investor in connection with the Investor’s investment in the Shares. Notwithstanding any provision of this Subscription Agreement (including the Investor Questionnaire), the Investor does not waive any rights granted to it under applicable securities laws.

9. Miscellaneous. This Subscription Agreement is not transferable or assignable by the Investor without the consent of the Company. The cover page, the table of contents and headings of the sections of this Subscription Agreement are inserted for convenience only. When the words or phrases

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BC Partners Lending Corporation

“include” or “including” and words or phrases of similar import are followed by a list of one or more items, such list shall deemed to be illustrative only and shall not be deemed to be an exclusive listing. The word “shall” shall be construed to have the same meaning and effect as the word “will.” The representations and warranties made by the Investor in this Subscription Agreement, including the Investor Questionnaire attached hereto, shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of New York. The Investor irrevocably agrees that the courts of the State of Maryland (or, if the Company determines and the Investor agrees as of such Investor’s admission date, in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York), to the extent subject matter jurisdiction exists therefor, are to have non-exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the validity, effect, interpretation or performance of, all the legal relationships established by this Subscription Agreement or otherwise arising in connection with this Subscription Agreement, and the Investor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in such courts or any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. UNLESS OTHERWISE AGREED BY THE COMPANY IN WRITING, THE INVESTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THE INVESTOR MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT.

10. Other BC Partners Vehicles. Additional vehicles sponsored by BC Partners LLP or its affiliates, including one or more business development companies, (referred to herein as “Other BC Partners Vehicles”), may be formed to invest alongside the Company to accommodate the special legal, tax, accounting, regulatory or other needs of certain investors.

11. Distributions. The Company has adopted a dividend reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by the Board of Directors on behalf of Investors who do no elect to receive their dividends in cash. Distributions to the Investor in respect of its Shares shall be made as specified in Section A of the Investor Questionnaire. A registered stockholder is able to elect to receive an entire cash dividend or other distribution in cash by notifying the Adviser in writing so that such notice is received by the Adviser no later than ten (10) days prior to the record date for distributions to stockholders.

12. Certain Definitions. For purposes hereof, unless otherwise indicated, “United States” and “U.S. Person” shall have the meanings set forth in Regulation S of the Securities Act and Section 7701(a)(30) of the Code as the context requires.

13. Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Company is to be used by the Investor solely in connection with the consideration of the purchase of the Shares and contains confidential, proprietary, trade secret and other commercially sensitive information and is strictly confidential. Your acceptance of the Memorandum from the Company constitutes your agreement to (i) keep confidential all the information contained in this Memorandum, as well as all information derived by you from the information contained herein and in the documents referred to herein (collectively, “Confidential Information”) and not disclose any such Confidential Information to any other person, (ii) not use any of the Confidential Information for any purpose other than to evaluate an investment in the Company (including not trading in any security on the

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BC Partners Lending Corporation

basis of such Confidential Information) and (iii) promptly return this document and any copies hereof to the Company upon the Company’s request. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

14. Notices. All notices, consents, requests, demands, offers, reports, and other communications (collectively, “Notices”) required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, or by air courier guaranteeing overnight delivery, addressed as set forth below. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile transmission or by electronic mail; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such Notice to an air courier guaranteeing overnight delivery.

If to the Company, to:

BC Partners Lending Corporation

650 Madison Avenue

New York, NY 10022

Attention:          [                     ]

Email:               [                    ]

and, if to the Investor, to the address set forth in the Investor Questionnaire. The Company or the Investor may change its address by giving notices to the other in the manner described herein.

15. No Joint Liability Among the Company, the Adviser, the Administrator and the Sub-Administrator. The Company shall not be liable for the fulfillment of any obligation of the Adviser, the Administrator or the Sub-Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company, the Administrator or the Sub-Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company, the Adviser or the Sub-Administrator under or in connection with this Subscription Agreement. The Sub-Administrator shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company, the Adviser or the Administrator under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company, the Adviser, the Administrator or the Sub-Administrator for any obligation under or in connection with this Subscription Agreement.

16. Independent Nature of Investors’ Obligations and Rights. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement.

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BC Partners Lending Corporation

*            *

18

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date:	Amount of Capital Commitment:

$

INDIVIDUAL:

(Signature)

(Print Name)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, EMPLOYEE BENEFIT PLAN, OTHER INVESTOR:

(Name of Entity)

By:
(Signature)

(Print Name and Title)

ACCEPTANCE OF SUBSCRIPTION

The Company hereby accepts the above application for subscription for Shares.

Amount of Capital Commitment:

$

Accepted:

BC PARTNERS LENDING CORPORATION

By:
Name:
Title:

Date:

[Acceptance of Subscription BC Partners Lending Corporation]

BC Partners Lending Corporation

INVESTOR QUESTIONNAIRE

A.	General Information

1. Print Full Name of Investor:	Individual:

First Middle Last

Partnership, Corporation, Trust, Limited Liability Company, Employee Benefit Plan, Other Investor:

Name of Entity

Legal form of entity (trust, corporation, partnership, limited liability company, benefit plan, etc.

Jurisdiction of organization:

2.	Please indicate Investor type (All Investors must select only one of the options below):

☐ (A)	Individual that is a “United States Person” as defined in Rule 203(m)-1 under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) (including a trust of any such individual).

☐ (B)	Individual that is not a “United States Person” as defined in Rule 203(m)-1 under the Advisers Act (including a trust of any such individual).

☐ (C)	Broker-dealer.

☐ (D)	Insurance company.

☐ (E)	Investment company registered with the U.S. Securities and Exchange Commission under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

☐ (F)	An issuer that would be an investment company as defined in Section 3 of the 1940 Act but for Section 3(c)(1) or 3(c)(7) thereof.

☐ (G)	Non-profit organization.

☐ (H)	Pension plan (excluding governmental pension plans).

☐ (I)	Banking or thrift institution (proprietary).

☐ (J)

Any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or

BC Partners Lending Corporation

instrumentality thereof; and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in its official capacity (excluding governmental pension plans).

☐ (K)	State or municipal governmental pension plan.

☐ (L)	Sovereign wealth fund or foreign official institution.

☐ (M)	Other.

3. Address for Notices:

4. Telephone Number:

5. Facsimile Number:

6. Permanent Address:
(if different from address in A3 above)

7. U.S. Taxpayer Identification
Number or Social Security
Number (if a U.S. Person):

8. E-mailAddress:

The Investor may elect not to receive notices, reports and other information by electronic mail or web-based reporting by attaching to this Investor Questionnaire a written notice which represents as to the legal or established policy prohibitions which preclude receipt of such notices, reports and other information by electronic mail or web-based reporting.

9.	Primary Contact Person for this Account:

Name:

Address:

Telephone:

Fax:

10.	Authorized Representative:

The following individual or individuals are authorized to act on behalf of the Investor to give and receive instructions between the Company (or its representatives) and the Investor. Such individuals are the only persons so authorized until further written notice, signed by one or more

BC Partners Lending Corporation

of such individuals. Please print name and contact information exactly as it should be printed on all financial/official documents/correspondence. Include all spaces and capitalization.

Print Full Name of Authorized Representative:

First Middle Last

Relation of Authorized Representative to Investor:

Director, Managing Member, General Partner, Trustee Other

(provide document evidencing authority to act on behalf of Investor):

Signature

U.S. Taxpayer Identification
Number or Social Security
Number (if a U.S. Person):

Address for Notices:

Telephone Number:

Facsimile Number:

E-mail Address:

11. If you do not wish to be enrolled in the Dividend Reinvestment Plan, check the box below and complete wiring instructions below. Check this box ONLY if you do NOT wish to enroll in the Dividend Reinvestment Plan and you instead elect to receive cash distributions.

☐

BC Partners Lending Corporation

Wiring Instructions for Distributions of Cash:

For distributions of cash to bank accounts in the United States or Canada, please wire funds to the following bank account:

Bank Name:

Bank Address:

ABA No. -Bank Routing Number: (9 Digits)

International BIC or Swift Code:

Transit Number (Canada only):

Telephone Number of Bank: Fax Number of Bank:

Name of Banking Officer:

If the wire is routed through a financial institution other than a bank (e.g., brokerage house):

Financial Institution Name:

Financial Institution Address:

Account Numbers:

For Further Credit to: (if any)

Account Name:

Account Number:

International Bank Account Number (IBAN):

Reference:

If payment is to an account outside the United States or Canada, please include the following:

Bank Name:

Bank Address:

International BIC or Swift Code: and

IBAN Number:*

Telephone Number of Bank: Fax Number of Bank:

Name of Banking Officer:

Reference:

* IBAN= International Bank Account Number

BC Partners Lending Corporation

Please be advised that any disbursements will automatically be sent as indicated above unless the Company is notified otherwise in writing.

11(a).	Is the bank located in an Administrator Approved Country[2]?

☐ Yes                 ☐ No

If yes, please answer question 11(b) below.

11(b).	Is the Investor a customer of the bank?

☐ Yes                 ☐ No

If either question above was answered “No,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

12.	For distributions in-kind, please:

Credit securities to my brokerage account at the following firm:

Firm Name:

Address:

Telephone Number:

Account Name:

Account Number:

Name of Contact Person at Firm:

Please be advised that if the above information is not provided or electronic share delivery is not reasonably practicable, distributions in-kind will be sent to the Investor at the Investor’s address provided above unless the Company is notified otherwise in writing.

13.	(a) Please provide a brief statement describing the source of funds used to make this investment:

(b) Please submit a record of the source of funds used to make this investment. Examples of an acceptable record of source of funds may include: (i) the first page of the Investor’s bank statement or (ii) an email certification from the Investor indicating (x) the nature of an Investor’s business and (y) the source of the Investor’s funds. Each individual listed in the table in Section F of this Investor Questionnaire must also submit a record of source of funds.

B.	U.S. / Non-U.S. and Related Tax Information

The Investor represents and warrants that:

[2]	As of the date hereof, countries that are approved members of the Financial Action Task Force on Money Laundering (each, an “Approved FATF Country”) are: Australia, Austria, Bahamas, Belgium, Bermuda, Canada, Cayman Islands, Channel Islands, Denmark, Finland, France, Germany, Hong Kong, Iceland, Ireland, Isle of Man, Italy, Japan, Luxembourg, Kingdom of the Netherlands, Malta, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, United Kingdom and the United States.

BC Partners Lending Corporation

☐	it (a) is a U.S. Person (as defined herein); (b) is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (each as defined in the Code); and (c) will notify the Company immediately of any change in the status referenced in the foregoing clause (a) of this Section B. The Investor agrees to execute properly and provide to the Company in a timely manner any tax documentation that may be reasonably required in connection with the Company (including any information required to comply with any International Tax Reporting Regime), and will inform the Company in writing of any change in the information contained in such documentation within 30 days of such change and provide the Company with any updated forms whenever those expire or the information provided has changed. The Investor will complete and return with this Subscription Agreement a completed and executed Form W-9.

☐	it (x) is a non-U.S. Person; (y) will notify the Company immediately of any change in the status referenced in the foregoing clause (x) of this Section B; and (z) is not subscribing on behalf of or funding its Capital Commitment with funds obtained from U.S. Persons. The Investor agrees to execute properly and provide to the Company in a timely manner any tax documentation that may be reasonably required in connection with the Company (including, but not limited to the name, address and tax identification number of any “substantial U.S. owner” of the Investor or other information required to comply with any International Tax Reporting Regime), and will inform the Company in writing of any change in the information contained in such documentation within 30 days of such change and provide the Company with any updated forms whenever those expire or the information provided has changed. The Investor will complete and return with this Subscription Agreement a completed and executed applicable Form W-8.

The Investor certifies under penalties of perjury that the Investor’s name, taxpayer identification number, if any, and address provided in the Investor Questionnaire are correct.

C.	Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the U.S. Securities Act, of 1933, as amended (the “Securities Act”) and has checked the box or boxes below that are next to the category or categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:

☐ (A)	A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse other than the primary residence of the spouse), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability”, except to the extent (i) the fair market value of the residence is less than the amount of such mortgage or other indebtedness, or (ii) such indebtedness existing on the date of the acceptance of the Investor’s subscription for Shares exceeds the indebtedness that existed 60 days preceding such date and such indebtedness was not as a result of the acquisition of the Investor’s primary residence).

BC Partners Lending Corporation

☐ (B)	A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ENTITIES:

☐ (C)	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner).

☐ (D)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐ (E)	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act.

☐ (F)	A broker-dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐ (G)	An investment company registered under the 1940 Act.

☐ (H)	A business development company as defined in Section 2(a)(48) of the 1940 Act.

☐ (I)	A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended.

☐ (J)	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐ (K)	An organization described in Section 501(c)(3) of the Code, a corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

☐ (L)	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

☐ (M)	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

BC Partners Lending Corporation

☐ (N)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

D.	Supplemental Data

FOR INDIVIDUALS:

1.	Are you investing the assets of a retirement plan account, employee benefit plan or other similar arrangement, such as an IRA or a “Keogh” plan?

☐ Yes                    ☐ No

If you have answered “Yes”, please contact Simpson Thacher & Bartlett LLP for further information that will be required.

FOR ENTITIES:

If the Investor is not a natural person, furnish the following supplemental data (natural persons may skip this Section of the Investor Questionnaire):

Legal form of entity (trust, corporation, partnership, limited liability company, benefit plan, etc.):

Jurisdiction of organization:

1(a).	Is the Investor (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust) or (b) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member)?

☐ Yes                    ☐ No

If the answer to the above question is “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

1(b).	Is the Investor (a) an organization described in Section 401(a), Section 501(c)(17) or Section 509(a) of the Code, or (b) a trust permanently set aside or to be used for a charitable purpose?

☐ Yes                    ☐ No

2.	Was the Investor organized for the specific purpose of acquiring Shares?

☐ Yes                    ☐ No

If the answer to the above question is “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

BC Partners Lending Corporation

3(a).	Is the Investor a private investment company that is exempt from registration under the 1940 Act in reliance on:

Section 3(c)(1) thereof?                                            ☐ Yes                    ☐ No

Section 3(c)(7) thereof?                                            ☐ Yes                    ☐ No

3(b)	If either question in 3(a) was answered “Yes,” please indicate whether or not the Investor was formed on or before April 30, 1996.

☐ Yes                    ☐ No

3(d).	Is the Investor an “investment company” registered or required to be registered under the 1940 Act?

☐ Yes                    ☐ No

4.	Is the Investor a grantor trust, a partnership or an S-Corporation for U.S. federal income tax purposes?

☐ Yes                    ☐ No

5.	Does the amount of the Investor’s subscription for Shares of the Company exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor or, if the Investor is a private investment fund with binding, unconditional commitments from the Investor’s shareholders, partners, members or other beneficial owners, more than 40% of such commitments?

☐ Yes                    ☐ No

If the answer to the above question is “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

6.	Is the Investor (i) an “investment company” registered under the Investment Company Act; or (ii) a “business development company,” as defined in Section 202(a)(22) of the Advisers Act; or has the Investor elected to be regulated as “business development company” pursuant to Section 54 of the 1940 Act?

☐ Yes                    ☐ No

7.	Are shareholders, partners or other holders of equity or beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor’s investment in the Company (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Company)?

☐ Yes                    ☐ No

If the answer to the above question is “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

BC Partners Lending Corporation

8(a).	Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (v) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts, funds, programs or arrangements (each of the foregoing described in clauses (i), (ii), (iii), (iv) and (v) being referred to as a “Plan Investor”).

☐ Yes                    ☐ No

8(b)	Please indicate whether or not the Plan Investor is subject to Title I of ERISA or Section 4975 of the Code.

☐ Yes                    ☐ No

8(c)	If the answer to the question above is “Yes”, please indicate what percentage of the Plan Investor’s assets invested in the Company are the assets of “benefit plan investors” within the meaning of Section 3(42) of ERISA:

                         %

8(d)	If the Investor is investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account’s assets invested in the Company are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder:

                         %

8(e)	If the Plan Investor is not subject to Title I of ERISA or Section 4975 of the Code, please indicate whether or not such Plan Investor is subject to any other federal, state, local, non-U.S. or other laws or regulations that could cause the underlying assets of the Company to be treated as assets of the Plan Investor by virtue of its investment in the Company and thereby subject the Company and the Adviser (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

☐ Yes                    ☐ No

8(f)	Please indicate if the Plan Investor is, or is investing the assets of, a plan described in and subject to Section 4975(e)(1)(B)-(F) of the Code (such as an individual retirement account and Roth IRA):

☐ Yes                    ☐ No

BC Partners Lending Corporation

8(g)	If the answer above is “Yes”, is the Plan Investor represented by an Independent Fiduciary (defined in paragraph 2(j)(1) of the Subscription Agreement)) that is not the IRA owner or relative of the IRA owner[3]:

☐ Yes                    ☐ No

If the answer above is “No” please contact Simpson Thacher & Bartlett LLP for further information that may be required.

8(h)	Please indicate whether the Investor is, or is acting (directly or indirectly) on behalf of:

☐	A qualified pension or profit sharing trust (i.e., one that is exempt from taxation under Section 501(a) of the Code by qualifying under Section 401(a) of the Code).

☐	A governmental plan (i.e., a plan (1) that is established and maintained for its employees by the government of the United States, by the government of any State or political subdivision thereof, or by any agency or instrumentality of any of the foregoing, (2) to which the U.S. Railroad Retirement Act of 1935 or 1937, as amended, applies and that is financed by contributions required under such Act, or (3) of an international organization that is exempt from taxation by reason of the U.S. International Organizations Immunities Act).

☐	An eligible deferred compensation plan under Section 457(b) of the Code.

☐	The government of the United States, the government of any State or political subdivision thereof, any agency or instrumentality of any of the foregoing, or any other exempt organization described in Section 818(a)(6)(B) of the Code, but only to the extent such entity is investing in the Company in order to satisfy its obligations under a governmental plan or an eligible deferred compensation plan.

☐	An individual retirement account that is exempt from taxation under Section 408(e) of the Code.

9.	Please indicate whether the Investor is a Person or entity (other than a “benefit plan investor” within the meaning of Section 3(42) of ERISA) that has discretionary authority or control with respect to any assets of the Company, a person who provides investment advice for a fee (direct or indirect) with respect to any assets of the Company, or any “affiliate” (within the meaning of Section 2510.3-101(f)(3) of the U.S. Department of Labor Regulations) of any such person.

☐ Yes                    ☐ No

10.	Is the Investor a “BHC Investor” as such term is defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended?

☐ Yes                    ☐ No

[3]	Neither an IRA owner, beneficiary of the IRA, or relative of the IRA owner/beneficiary (such as a spouse, ancestor, lineal descendant, spouse of a lineal descendant, brother, sister or a spouse of a brother or sister) would qualify as an Independent Fiduciary who would satisfy the representation in paragraph 2(j)(1)(ii)(d) of the Subscription Agreement).

BC Partners Lending Corporation

11(a).	If the Investor is treated as a flow-through entity for U.S. federal income tax purposes (e.g., a partnership or a limited liability company), does the Investor have any partners or members that are not “U.S. Persons” (as such term is defined pursuant to Section 7701(a)(30) of the Code)?

☐ Yes                    ☐ No

11(b).	What percentage of the Investor is owned by non-United States persons or entities?

                         %

12.	If the Investor’s tax year ends on a date other than December 31, please indicate such date below:

13.	Is the Investor subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, (“FOIA”), any state public records access law, a law of any state or other jurisdiction similar in intent or effect to FOIA, or any other similar statutory or legal right or obligation that might result in the disclosure of confidential information relating to the Company?

☐ Yes                    ☐ No

If the question above was answered “Yes,” please indicate the relevant law(s) to which the Investor is subject and provide any additional explanatory information in the space below:

14(a).	Is the Investor a governmental entity or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government?

☐ Yes                    ☐ No

14(b).	If question 14(a) was answered “Yes,” is the Investor entitled to any sovereign or other immunity in respect of itself, its property, or any litigation in any jurisdiction, court, or venue?

☐ Yes                    ☐ No

If question 14(b) was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required. Notwithstanding any response to this question 14(b), the Investor hereby confirms that nothing herein shall relieve the Investor of or modify any obligations that the Investor may have under the Subscription Agreement to contribute capital to the Company in accordance with the terms and conditions of the Memorandum and the Subscription Agreement. A lender which provides financing to the Company may rely on this paragraph.

BC Partners Lending Corporation

15.	Please indicate whether the Investor is a single legal entity or “legal person” with “legal personality” in its jurisdiction of organization?

☐ Yes                    ☐ No

If the question above was answered “No,” then please list the names of all beneficial owners of the Investor until each such beneficial owner is a single legal entity or “legal person” with “legal personality” in its jurisdiction of organization.

If the Investor has further questions with respect to the foregoing question, please contact Simpson Thacher & Bartlett LLP.

16.	If the Investor is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, the Investor hereby certifies that other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Company, the Adviser or their affiliates in connection with the Investor’s subscription.

If the Investor cannot make such certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Company, the Adviser or their affiliates, employees or third-party placement agents would be subject to in connection with the Investor’s subscription:

17.	Is the Investor an integral part or controlled entity of a foreign sovereign entitled to the benefits of Section 892 of the Code?

☐ Yes                    ☐ No

18.	Is the Investor (a) exempt from income taxation under Section 115 or 501(a) of the Code or (b) an entity treated as a flow-through vehicle for U.S. federal income tax purposes with partners or members that are exempt from income taxation under Section 115 or 501(a) of the Code?

☐ Yes                    ☐ No

19.	Is the Investor a “qualified foreign pension fund” for purposes of Section 897(l) of the Code (i.e., corporation, trust or other organization or arrangement (a) which is organized outside of the United States, (b) which is established to provide retirement or pension benefits to current or former employees of one or more employers in consideration for services rendered, (c) which does not have any single participant or beneficiary with a right to more than 5% of the fund’s assets or income, (d) which is subject to government regulation and provides annual information

BC Partners Lending Corporation

reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (e) with respect to the laws of the country in which it is established or operates, contributions to the fund are deductible or excludable from the gross income of the fund or are taxed at a reduced rate, or the investment income of the fund is deferred or taxed at a reduced rate)?

☐ Yes                    ☐ No

E.	Related Parties and Third Party Referrals

1.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Company?

☐ Yes                    ☐ No

If question 1 was answered “Yes,” please identify such related investor(s) below.

Names of related investor(s):

2.	Will any other person or entity have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)? (By way of example, and not limitation, “nominee” Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would be required to check “Yes” below.)

☐ Yes                    ☐ No

If either question above was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

3.	Has the Investor been referred to the Company by an external third-party (not an employee of BC Partners)?

☐ Yes                    ☐ No

If yes, please provide the name of the third-party:

4.	If question 3 was answered “Yes,” in connection with the third-party referral, did the Investor receive a disclosure statement acknowledging any fees that such third-party may receive in connection with such referral and certain other matters related thereto?

☐ Yes                    ☐ No

If either question 3 or 4 above was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

BC Partners Lending Corporation

F.	Anti-Money Laundering

Please fill out the following table including the name and country of citizenship for:

(i)	each Investor who is a natural person;

(ii)	each individual that is a director and significant[4] shareholder if the Investor is a corporation;

(iii)	the ultimate owner(s) of the Investor’s general partner(s) and significant[1] limited partners if the Investor is a partnership;

(iv)	the ultimate owner(s) of the Investor’s managing members and significant[1] members if the Investor is a limited liability company; or

(v)	the Investor’s settlor and/or grantor, trustees and beneficiaries if the Investor is a trust.

For each individual listed in the following table, please provide a copy of a passport or a driver’s license with photograph.

You may make additional copies of the table below as necessary.

Name	Country of Citizenship

[4]	“Significant” means a holder of more than 10% of the equity interests of the Investor.

BC Partners Lending Corporation

I.	Benefit Plan Questionnaire

I.	The Investor represents that it is (please check all applicable boxes):

A.	☐ not a Benefit Plan Investor* (Code: NBPI); or

* A “Benefit Plan Investor” is (i) any plan subject to Title 1 or ERISA (e.g., U.S. corporate plans), (ii) any plan subject to Section 4975 of the Code (e.g., IRAs) and (iii) any passive investment fund whose underlying assets include “plan assets” (generally because plans (described in (i) or (ii)) own 25% or more of a class of the investment fund’s equity interests). Any entity that is a Benefit Plan Investor by virtue of (iii) above should check I-B.3 below.

B.	☐ a Benefit Plan Investor that is:

1.	☐ An employee benefit plan or trust that is subject to the fiduciary provisions of ERISA – this includes U.S. pension plans and U.S. profit-sharing and 401(k) plans, “Multiemployer Plans” and “Taft-Hartley Plans” but does not include U.S. governmental plans, certain church plans and non-U.S. employee pension and welfare benefit plans (Code: ERISA);

2.	☐ A U.S. individual retirement account, Keogh Plan and/or other plan subject to Section 4975 of the Code (Code: E-IRC);

3.	☐ An entity (e.g. a fund of funds) whose underlying assets include “plan assets” by reason of a plan’s investment in the entity and such plan investors include (1) one or more U.S. pension benefit plans, welfare benefit plans or similar plans subject to ERISA and/or (2) one or more individual retirement accounts, Keogh plans or other individual arrangement subject to Section 4975(e)(1) of the IRC (including by reason of 25% or more of any class of equity interests in the entity being held by Benefit Plan Investors that include any plan described above) (Code: E-25%+).

If the Investor is an entity whose underlying assets include “plan assets,” indicate that the percentage of such assets that constitute “plan assets” within the meaning of ERISA or the IRC is not more than (please check an applicable box):

☐     10%**                ☐     20%**                ☐     30%                ☐     40%                ☐     50%

☐     60%                    ☐     70%                    ☐     80%                ☐     90%                ☐     100%

**Applicable to entities with multiple classes, one of which exceeds the 25% threshold for Benefit Plan Investors.

The Investor agrees to promptly notify the Sub-Administrator in writing if there is a change in the percentage as set forth above and at such time or times as the Company, the Adviser and/or the Sub-Administrator may request.

BC Partners Lending Corporation

II.	Insurance Company

If the Investor is an insurance company, please certify to either 1 or 2 below:

1.	☐ The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Fund but none of the underlying assets of the Investor’s general account constitute “plan assets” within the meaning of Section 401(c) of ERISA.

2.	☐ The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Fund and the percentage of the underlying assets of the Investor’s general account deemed to be “plan assets” within the meaning of Section 401(c) of ERISA is not more than (please check an applicable box) (Code: E-ICGA):

☐	10%	☐	20%	☐	30%	☐	40%	☐	50%

☐	60%	☐	70%	☐	80%	☐	90%	☐	100%

The Investor agrees to promptly notify the Sub-Administrator in writing if there is a change in the percentage as set forth above and at such time or times as the Company, the Adviser and/or the Sub-Administrator may request.

Person(s) or affiliate(s) with control over assets/providing investment advice

(TO BE COMPLETED BY ALL INVESTORS THAT ARE NOT BENEFIT PLAN INVESTORS)

If the Investor is not a Benefit Plan Investor, please indicate whether you are (i) a person (including an entity) who has discretionary authority or control with respect to the assets of the Fund or (ii) a person (including an entity) who provides investment advice for a fee (direct or indirect) with respect to such assets or an “affiliate” of any such person described in (i) and/or (ii). For purposes of this representation, an “affiliate” is any person controlling, controlled by or under common control with the Fund or any of its investment advisers (including the Adviser), including by reason of having the power to exercise a controlling influence over the management or policies of the Fund or its investment adviser(s).

Yes:              (Code: IM&A);                         No:

The Investor understands that the foregoing information will be relied upon by the Company, the Adviser, and their affiliates for the purpose of determining the eligibility of the Investor to purchase and own Shares of the Company. The representation and warranties set forth in this Subscription Agreement and the information provided in the Investor Questionnaire shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a Capital Contribution to the Company and the Investor agrees to notify the Company promptly if any representation, warranty or information contained in this Subscription Agreement, including this Investor Questionnaire, becomes untrue or incomplete at any time. The Investor agrees to provide such information and execute and deliver such documents regarding itself and all of its beneficial owners as the Company may reasonably request from time to time to substantiate the Investor’s status as an accredited investor, a qualified purchaser or to otherwise determine the eligibility of the Investor to purchase Shares of the Company, to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law, rule or regulation to which the Company and/or the Adviser may be subject, including compliance with anti-money laundering laws and regulations. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Company and/or the Adviser and other Indemnified Persons from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor with the Company in connection with the Investor’s investment in a Share.

Signatures:

INDIVIDUAL:

(Signature)

(Print Name)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, EMPLOYEE BENEFIT PLAN, OTHER INVESTOR:

(Name of Entity)

By:
(Signature)

(Print Name and Title)

[Signature Page to BC Partners Lending Corporation Investor Questionnaire]

EXHIBIT 1

Please provide U.S. Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as appropriate, and following the links below:

W-9                http://www.irs.gov/pub/irs-pdf/fw9.pdf

W-8BEN         http://www.irs.gov/pub/irs-pdf/fw8ben.pdf

W-8BEN-E    http://www.irs.gov/pub/irs-pdf/fw8bene.pdf

W-8ECI          http://www.irs.gov/pub/irs-pdf/fw8eci.pdf

W-8EXP         http://www.irs.gov/pub/irs-pdf/fw8exp.pdf

W-8IMY         http://www.irs.gov/pub/irs-pdf/fw8imy.pdf

For further information follow the link below:

http://www.irs.gov/Help-&-Resources

- Ex.3-1 -

Annex 1

DATA PROTECTION

The Company, the Adviser, the Administrator and/or the Sub-Administrator may disclose to each other, to any regulatory body, to a delegate, agent or any other service provider (including the administrator of the Company) in any jurisdiction, including those outside of the U.S., copies of each Investor’s Subscription Agreement and any other information (including all personal and other relevant information) concerning such Investor that it has provided to the Company, the Adviser, the Administrator and/or the Sub-Administrator.

Any such disclosure will not be treated as a breach of any restriction upon the disclosure of information imposed on such person by law or otherwise.